UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2004

Xponential, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13919 (Commission File Number)	75-2520896 (I.R.S. Employer Identification No.)

6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071
(Address of principal executive offices)

678-720-0660
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets

Xponential, Inc. (the “registrant”) and its wholly-owned subsidiary, Xponential Advisors, Inc., have since October 2003 in a series of unrelated transactions acquired a total of 730,748 shares of common stock of American IronHorse Motorcycle Company, Inc. (“American IronHorse”) (13.83% of the common stock outstanding), for an aggregate purchase price of $4,428,379 and a warrant to purchase an additional 100,000 shares at $15 per share. American IronHorse is a privately-held motorcycle manufacturer located in Fort Worth, Texas.

In October 2003 the registrant purchased from American IronHorse a $1,000,000 convertible note and a warrant to purchase an additional 100,000 shares. The note was converted into 166,666 shares of American IronHorse common stock in January 2004 based on a conversion price of $6.00 per share. In connection with the financing, Xponential Advisors, Inc. was engaged to provide advisory services to American IronHorse and received cash and shares of American IronHorse common stock for its services. As of September 30, 2004 Xponential Advisors, Inc. has received 23,000 shares of American IronHorse common stock in lieu of $138,000 in cash ($6.00 per share).

The registrant also participated in a rights offering by American IronHorse pursuant to which the registrant purchased 325,000 shares of common stock of American IronHorse for $1,950,000 ($6.00 per share).

In a series of privately negotiated transactions from December 2003 through September 2004, the registrant acquired 216,082 additional shares of common stock of American IronHorse from various shareholders, investing a total $1,340,383.

A total of $600,000 of the registrant’s investment is financed by a seller with a promissory note at 5% interest per annum requiring monthly payments of principal and interest of $21,318 for 30 months beginning August 28, 2004. The balance of the registrant’s investment was financed from working capital.

Dwayne A. Moyers is Chief Executive Officer and Chairman of the Board of Xponential, Inc. and Xponential Advisors, Inc., and also serves as Chairman of the Board of American IronHorse. Robert W. Schleizer is Chief Financial Officer and Executive Vice President of Xponential, Inc. and Xponential Advisors, Inc., and has served as Chief Financial Officer of American IronHorse since November 2003. Mr. Moyers and other directors and officers of Xponential, Inc. own or control, either directly or through affiliated entities, an additional 1,253,753 shares of common stock of American IronHorse. Both the terms of the $1,000,000 convertible note and the terms of engagement of Xponential Advisors, Inc. by American IronHorse were approved by a majority of disinterested directors of each of the respective boards of directors of the registrant and American IronHorse. The conversion price for the convertible note was based on trading activity at the time of issuance of the convertible note.

Xponential, Inc. trades on the OTC Bulletin Board under the symbol XPOI.

Item 9.01               Financial Statements and Exhibits

                (c)           Exhibits

                99.1         Press Release dated October 11, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 11, 2004		XPONENTIAL, INC.

	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer